EXHIBIT 99.T3A.16

ARTICLES OF AMENDMENT

FOR FUTURE USE IV, INC., a corporation duly organized, created and existing under and by virtue of the laws of the State of Arkansas, in compliance with Ark. Code Ann. § 4-27-1006 and pursuant to the Arkansas Business Corporation Act (Act 958 of 1987) certifies that:

1.             The name of the corporation is For Future Use IV, Inc.

2.            There are 300 outstanding shares of common stock of For Future Use IV, Inc., each share entitled to be cast by the sole stockholder;

3.             All 300 shares were represented, voted and cast for an amendment to the Articles of Incorporation, as hereinafter stated, through a Written Consent in Lieu of Special Meeting of the Shareholders of the Corporation, September 6, 1991;

4.             The first article of the Corporation’s Articles of Incorporation was amended to read as follows:

FIRST: The name of the corporation is TCBY of Aruba, Inc.

5.             The third article of the Corporation’s Articles of Incorporation was amended to read as follows:

THIRD: The corporation is organized for the following purposes:

(A)          To merchandise, franchise, assign and/or sell rights and/or privileges on an exclusive or non-exclusive basis trademarks, trade names, formulas, trade secrets, consultation services, advertising and various and sundry products, signs, materials and other things of value and any and all of the business which may be incidental, necessary and proper to the exercise of such purpose.

(B)           To make purchase or otherwise acquire, deal in and to carry out any contracts for or in relation to any of the foregoing business that may be necessary and lawful under the acts pursuant to which this corporation is organized.

(C)           To have one or more offices to carry on all or any of its operations and business and without restriction carry on all operations of the business.

(D)          To acquire the title and right, property, trade names and assets of any kind of person, firm, association or corporation engaged in a similar line of business, either wholly or partly, and pay for same in cash, stocks, bonds and debentures or other securities.

(E)           To enter into general partnership agreements with another corporation or corporations, domestic or foreign, and/or with any individual, individuals or partnerships;

or become a limited domestic or foreign partner with any corporation or corporations and/or any individual, individuals or partnership; and

(F)           To do all acts permissible under the Arkansas Business Corporation Act, as amended from time to time.

The undersigned hereby verifies that statements contained in the foregoing Articles of Amendment are true and correct to the best of his knowledge and belief.

FOR FUTURE USE IV, INC.

By:
Title: Senior Vice President

ATTEST:

Assistant Secretary

(CORPORATE SEAL)

ARTICLES OF INCORPORATION
OF
FOR FUTURE USE IV, INC.

The undersigned, an actual person over the age of twenty-one (21) years, hereby adopts the following Articles of Incorporation in order to form a corporation for the purpose hereinafter stated, under and pursuant to the Arkansas Business Corporation Act.

FIRST:             The name of the corporation is FOR FUTURE USE IV, INC.

SECOND:        The period of duration of the corporation is perpetual.

THIRD:            The corporation is organized for the following purposes:

(A)             To own and operate retail stores specializing in frozen dessert and related products.

(B)   To acquire, own, hold, manage and control real and personal property of every kind, and to sell and convey, mortgage, pledge, lease or otherwise dispose of such property or any part thereof.

(C)              To do all acts permissable under the Arkansas Business Corporation Act, as amended from time to time.

FOURTH:        The aggregate number of shares for which the corporation shall have authority to issue is 1000 shares of common stack with a par value of One Dollar ($1.00) per share.

FIFTH:             The stockholders shall have the pre-emptive right to acquire additional or treasury shares of the corporation.

SIXTH:            Provisions for the regulation of the internal affairs of the corporation shall be set forth in the By-laws.

SEVENTH:      The address of the initial registered office of the corporation is 1100 TCBY Tower, 425 West Capitol Avenue, Little Rock, Arkansas 72201, and the name of its initial registered agent at such address is William P. Creasman.

EIGHTH:          The name and address of the incorporator is Lenear M. Brownlee, 1100 TCBY Tower, 425 West Capitol Avenue, Little Rock, Arkansas 72201.

DATED this 13th day of December, 1990.

/s/ Lenear M. Brownlee
Lenear M. Brownlee, Incorporator